STEPHANIE IZEVBIZUA
OCTOBER 17, 2016
WEB DEBT SOLUTIONS, LLC
444 WEST LAKE STREET
SUITE 305
CHICAGO, IL, 60606


UNITED STATES
SECURITIES AND EXHANGE COMMISSION
WASHINGTON, D.C. 20549
RESPONSE LETTER

MR COURTNEY LINDSAY AND MR LARRY SPIRGEL:

This letter is in response to the comments after reviewing the original registration statement.
Web Debt
Solutions, LLC and thoroughly read over and made
 necessary corrections to complete the registration for new registered securities:

Item 5. Plan of Distribution and Selling Securityholders

1. It was noted in Item 5 of the offering circular, that there is still a reference made to the company's shares being available on NASDAQ. Amendments have been made to correct this on the offering circular and have it removed being that there are no company shares available on NASDAQ.

Financial Statements

2. Interim ANNUAL financial statements have been included for the six months ended June 30, 2016.



This Offering Statement Letter is in compliance
with the United States Securities and Exchange
Commission. The following statement below shows
acknowledgment from Web Debt Solutions LLC
as a company that:
*	Should the Commission or the staff, acting
pursuant to delegated authority, declare the
filing effective, it does not foreclose the
Commission from taking any action with respect to
the filing;
*	The action of the Commission or the staff,
acting pursuant to delegated authority, in
declaring the filing effective, does not relieve the
company from its full responsibility for the
adequacy of the disclosure in the filing, and
*	The company may not assert staff comments and
the declaration of effectiveness as a
defense in any proceeding initiated by the Commission
 or any person under the federal
securities laws of the United States.
(Attached to this offering statement is a handwritten form of this acknowledgment)


Sincerely,
Stephanie Izevbizua
CEO, Owner, President

Web Debt Solutions, LLC
444 West Lake Street
Suite 305
Chicago, Illinois, 60606
616-649-9149
Web Debt Solutions, LLC
4812 Cruse Rd
Houston, Texas, 77016
616-649-9149